Exhibit 20.1



Chase Manhattan Grantor Trust 1996B

From: Chase Manhattan Bank USA, N.A.

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Collection Period   2 Beginning Date               10/01/1996
Collection Period   2 End Date                     10/31/1996
Determination Date                                 11/08/1996
Distribution Date                                  11/15/1996


I. Monthly Principal and Principal Carryover Shortfall to Certificateholders (Per $1000 of Original Principal Amount)

      A. Class A                                                          29.305838545
      B. Class B                                                          29.305838600


II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)

      A. Class A                                                           5.338850075
      B. Class B                                                           5.460003937

III.  Servicing Fee Summary

      A. Loan Servicing Fee Disbursement                                $ 1,231,042.80
      B. Late Fees                                                              $ 0.00
      C. Net Investment Earnings on Certificate Account                         $ 0.00
      D. Total Servicing Fee                                               0.807692902
         (per $1000 of Original Principal Amount)

IV.   Pool Factor Information

      A. Certificate Principal Balance

         1. Class A                                                 $ 1,389,606,849.42
         2. Class B                                                    $ 42,978,100.00

      B. Initial Certificate Balance

         1. Class A                                                 $ 1,478,422,107.71
         2. Class B                                                    $ 45,725,000.00

      C. Pool Factor (Lines A / B)

         1. Class A                                                       0.9399256425
         2. Class B                                                       0.9399256424


V.    Pool Balance at the end of the Collection Period              $ 1,432,584,949.42

VI.   Realized Losses for Collection Period                                     $ 0.00

VII.  Carryover Shortfall Information

      A. Principal Carryover Shortfall

         1. Class A                                                             $ 0.00
         2. Class B                                                             $ 0.00

      B. Interest Carryover Shortfall

         1. Class A                                                             $ 0.00
         2. Class B                                                             $ 0.00

VIII. Reserve Account Balance After Disbursement                       $ 37,457,588.22

IX.   Specified Reserve Account Balance for Next Distribution Date     $ 46,559,010.86

X.    Aggregate Repurchase Amount for Collection Period                         $ 0.00

XI.   Outstanding Advance Summary

      A. From Prior Period                                              $ 1,399,792.52
      B. From Current Period                                            $ 2,199,341.40
      C. Change in Amount Between Periods (Lines B - A)                   $ 799,548.88